Exhibit 10.2
***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.
PACIFIC BIOSCIENCES OF CALIFORNIA, INC.
SERIES F PREFERRED STOCK PURCHASE AGREEMENT
June 16, 2010

TABLE OF CONTENTS
(Continued)

-ii-

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.
SERIES F PREFERRED STOCK PURCHASE AGREEMENT
     THIS SERIES F PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2010, by and among PACIFIC BIOSCIENCES OF CALIFORNIA, INC., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A (which persons and entities are hereinafter collectively referred to as “Purchasers” and each individually as a “Purchaser”).
     THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. AGREEMENT TO SELL AND PURCHASE
          1.1 Authorization of Shares. The Company has authorized (a) the sale and issuance to Purchasers of up to an aggregate of [...***...] shares of its Series F Preferred Stock (the “Shares”) and (b) the shares of Junior Preferred Stock and Common Stock issuable upon conversion of the shares of Series F Preferred Stock and the shares of Common Stock issuable upon conversion of any such shares of Junior Preferred Stock (the “Conversion Shares”). The Shares and the Conversion Shares have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the “Restated Charter”).
          1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser’s name on Exhibit A, at a purchase price of [...***...] ($[...***...]) per share.
     2. CLOSING, DELIVERY AND PAYMENT.
          2.1 Closing.
               (a) The purchase, sale and issuance of the shares shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”). The initial Closing of the sale and purchase of the Shares under this Agreement (the “Initial Closing”) shall take place at 1:00 p.m. local time on the date hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, 94304 or at such other time or place as the Company and Purchasers may mutually agree.
               (b) If less than all of the Shares are sold and issued at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent Closings (each, a “Subsequent Closing”), within 90 days after the Initial Closing,
***Confidential Treatment Requested

up to the balance of the unissued Shares to such persons or entities as may be approved by the Company. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, this Agreement, the Fifth Amended and Restated Investor Rights Agreement in substantially the form attached hereto as Exhibit C (the “Investor Rights Agreement”), the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement in substantially the form attached hereto as Exhibit D (the “Co-Sale Agreement”), and the Fifth Amended and Restated Voting Agreement in substantially the form attached hereto as Exhibit E (the “Voting Agreement,” and together with this Agreement, the Co-Sale Agreement and the Investor Rights Agreement, the “Related Agreements”), without the need for an amendment to any of the Related Agreements except to add such person’s or entity’s name to the appropriate exhibit to such Related Agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Subsequent Closing. The Company will promptly furnish to each Purchaser copies of the amended exhibits referred to in the preceding sentence. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its sole discretion.
          2.2 Delivery. At each Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased at the Closing by such Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation or conversion of indebtedness or any combination of the foregoing, [...***...].
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     Except as set forth on a Schedule of Exceptions delivered by the Company to Purchasers at the applicable Closing, the Company hereby represents and warrants to each Purchaser as follows:
          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to conduct its business, own and operate its properties and assets, to execute and deliver this Agreement and the Investor Rights Agreement, Co-Sale Agreement and Voting Agreement, to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement, the Related Agreements and the Restated Charter and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business, properties, assets or financial condition.
          3.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the
***Confidential Treatment Requested

Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.
          3.3 Capitalization; Voting Rights.
               (a) The authorized capital stock of the Company, immediately prior to the Initial Closing, consists of (i) 121,668,835 shares of Common Stock, par value $0.0001 per share, [...***...] of which are issued and outstanding, (ii) 153,394,052 shares of Preferred Stock, par value $0.0001 per share, 5,405,992 of which are designated Series A Preferred Stock, [...***...] of which are issued and outstanding, (iii) 3,530,768 shares of Series B Preferred Stock, par value $0.0001 per share, [...***...] shares of which are issued and outstanding, (iv) 5,342,197 shares of Series C Preferred Stock, par value $0.0001 per share, [...***...] of which are issued and outstanding, (v) 12,525,000 shares of Series D Preferred Stock, [...***...] of which are issued and outstanding, (vi) 26,866,790 shares of Series E Preferred Stock, [...***...] of which are issued and outstanding, (vii) 19,659,240 shares of Series F Preferred Stock, [...***...] of which are issued and outstanding, and (viii) 80,064,065 shares of Junior Preferred Stock, [...***...] shares of which are issued and outstanding. Attached to this Agreement as Exhibit G is a complete list of all stockholders, option holders, warrant holders, convertible note holders and other security holders of the Company (and their respective holdings) as of immediately prior to the Closing.
               (b) Under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”), (i) [...***...] shares of Junior Preferred Stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options and are included in 3.3(a)(viii) above, (ii) options to purchase [...***...] shares of Junior Preferred Stock are currently outstanding, and (iii) [...***...] options to purchase shares of Junior Preferred Stock remain available for future issuance to officers, directors, employees and consultants of the Company under the 2004 Plan.
               (c) Under the Company’s 2005 Equity Incentive Plan (the “2005 Plan,” together with the 2004 Plan, the “Plans”), (i) [...***...] shares of Common Stock are currently outstanding pursuant to restricted stock purchase agreements and/or the exercise of outstanding options and are included in 3.3(a)(i) above, (ii) [...***...] options to purchase shares of Common Stock are currently outstanding, and (iii) [...***...] shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.
               (d) Other than the shares reserved for issuance under the Plans and except as may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.
               (e) All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning
***Confidential Treatment Requested

the issuance of securities and (iii) solely with respect to the Common Stock or Junior Preferred Stock not issued upon the conversion of Preferred Stock, are subject to a right of first refusal in favor of the Company upon transfer.
               (f) The rights, preferences, privileges and restrictions of the Shares and the Conversion Shares are as stated in the Restated Charter. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed by Purchasers; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.
               (g) All options granted and Common Stock or Junior Preferred Stock issued (other than upon conversion of Preferred Stock) vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the three (3) years following the anniversary of the vesting commencement date. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events.
               (h) All outstanding shares of Common Stock and Preferred Stock, and all shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.
          3.4 Authorization; Binding Obligations. All corporate action on the part of the Company and its directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          3.5 Financial Statements. The Company has made available to each Purchaser its unaudited balance sheet as at December 31, 2009 (the “Statement Date”) and unaudited consolidated statements of income and cash flows for the 12-month period ending on the Statement Date (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of the Statement Date; provided, however, that the Financial Statements are subject to year-end audit adjustments (which are not expected to be material either individually or in the aggregate), and do not contain all footnotes required under generally accepted accounting principles.
          3.6 Liabilities. The Company has no material liabilities, contingent or otherwise, not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date which have not been, either in any individual case or in the aggregate, material to the financial condition or operation of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.
          3.7 Agreements; Action.
               (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company’s Common Stock pursuant to the Plans, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.
               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products, each of which agreements are not, individually, material to the Company’s business), (iii) provisions restricting or affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).
               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.
          3.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).
          3.9 Changes. Since the Statement Date, there has not been:
               (a) Any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had a material adverse effect on such assets, liabilities, financial condition or operations of the Company;
               (b) Any resignation or termination of any officer, key employee or group of employees of the Company;
               (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;
               (d) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, business or financial condition of the Company, or that would reasonably be expected to materially and adversely affect the prospects of the Company;
               (e) Any waiver by the Company of a valuable right or of a material debt owed to it;
               (f) Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;
               (g) Any labor organization activity related to the Company;
               (h) Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (i) Any change in any agreement to which the Company is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition or operations of the Company, or that would reasonably be expected to materially and adversely affect the prospects of the Company;
               (j) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Company; or
               (k) Any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (j) above.
          3.10 Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business and do not materially impair the Company’s use and ownership of such property and assets. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound. The Company’s properties and assets are in good condition and repair in all material respects, normal wear and tear excepted.
          3.11 Intellectual Property.
               (a) To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights to which the Company is a party, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.
               (b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor that has not previously been disclosed to the Purchasers. To the Company’s knowledge, the Company has not violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets of any other person or entity.

               (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. Each current and former employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in the form(s) as delivered to Purchasers. No current or former employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement. Neither the execution nor delivery of this Agreement or the Related Agreements, or any amendments thereto, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business, will, to the best of the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the Company’s knowledge, no employee or officer of the Company has used any patents, trademarks, service marks, trade names, copyrights or trade secrets (collectively, the “Intellectual Property”) of a third party (including, without limitation, development of any Company Intellectual Property). The Company does not believe it is or will be necessary to utilize any Intellectual Property of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, and at present no such employee Intellectual Property forms a part of any Company Intellectual Property except that which has already been assigned to the Company by its employees or the Cornell Research Foundation, Inc. The Schedule of Exceptions contains a complete list of patents and pending and provisional patent applications owned by or exclusively licensed to the Company. The Company has taken reasonable steps to protect and preserve the confidentiality of all confidential, non-public information desired to be kept confidential by the Company.
          3.12 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it or any of its assets or properties is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company, its business, properties, assets or financial condition. The execution, delivery, and performance of and compliance with this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Charter, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. To its knowledge, the Company has not performed any act, nor does any condition exist, the occurrence or existence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions.

          3.13 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company that questions the validity of this Agreement, the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse effect on the Company, or the business, properties, assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened in writing involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.
          3.14 Tax Returns and Payments. The Company is and always has been a subchapter C corporation. The Company has filed all tax returns (federal, state and local) required to be filed by it and such returns are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company’s knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for. The Company has not been advised (a) that any of its returns, federal, state or local, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed adjustment to its federal, state or local taxes.
          3.15 Employees. The Company is not a party to nor bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. The Company has no collective bargaining agreements with any of its employees. Subject to applicable law, the employment of each officer and employee of the Company is terminable at the will of the Company. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligation.
          3.16 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.
          3.17 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company or which could reasonably be expected to materially and adversely affect the Company’s prospects. No United States domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the Related Agreements or the issuance of the Shares or the Conversion Shares, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company or which could reasonably be expected to materially and adversely affect the Company’s prospects and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
          3.18 Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

          3.19 Minute Books. The minute books of the Company made available to Purchasers who have requested the same contain a complete summary of all meetings of directors and stockholders since the time of incorporation.
          3.20 Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.
          3.21 Disclosure. The Company has provided each Purchaser with all the information that such Purchaser has requested for deciding whether to purchase the Shares and all information that the Company believes is reasonably necessary to enable such Purchaser to make such decision. Neither this Agreement nor any certificate furnished or to be furnished to the Purchasers at the Closing contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The Company’s business plan, as delivered to the Purchasers, was prepared in good faith by the Company. The Company does not represent or warrant that it will achieve any results projected in such business plan.
          3.22 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.
          3.23 Employee Relations to Management. To its knowledge, no member of the Company’s management is related by blood, marriage, legal adoption, guardianship or other legally authorized custodial relationship to any Board member or employee of the Company.
          3.24 Environmental and Safety Laws. To the Company’s knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any current environmental and safety statute, law or regulation.
          3.25 Insurance. The Company has in full force and effect general commercial, fire, casualty insurance, products liability and errors and omissions policies with coverage sufficient in amount it believes to allow it to replace any of its properties that could be damaged or destroyed and customary for companies similarly situated (as to business and financial resources) to the Company.
          3.26 No Restricted Persons. To the Company’s knowledge, no officer, director or employee of the Company is identified on any of the following documents: (1) the Office of Foreign Assets Control of the United States Department of the Treasury list of “Specially Designated Nationals and Blocked Persons” (“SDNs”); (2) the Bureau of Industry and Security of the United States Department of Commerce “Denied Persons List,” “Entity List” or “Unverified List”; (3) the Office of Defense Trade Controls of the United States Department of State “List of Debarred Parties”; (4) the Financial Sanctions Unit of the Bank of England “Consolidated List”; (5) the

Solicitor General of Canada’s “Anti-Terrorism Act Listed Entities”; (6) the Australian Department of Foreign Affairs and Trade “Charter of the United Nations (Anti-terrorism — Persons and Entities) List”; (7) the United Nations Security Council Counter-Terrorism Committee “Consolidated List”; or (8) European Union Commission Regulation No. 1996/2001 of October 11, 2001. The Company is not involved in business arrangements or otherwise engages in transactions with or involving countries subject to economic or trade sanctions imposed by the United States Government, or with or involving SDNs or Cuban nationals in violation of the regulations maintained by OFAC.
     4. REPRESENTATIONS AND WARRANTIES OF PURCHASERS.
     Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):
          4.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements has been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.
          4.2 Investment Representations. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement. Purchaser hereby represents and warrants as follows:
               (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser’s own account or for the account of its clients as an investment advisor for investment only, and not with a view towards their distribution.
               (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.
               (d) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.
               (e) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.
               (f) Rule 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.
               (g) Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on Exhibit A; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on Exhibit A.
               (h) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and

Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of Purchaser’s jurisdiction.
          4.3 Transfer Restrictions. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.
     5. CONDITIONS TO CLOSING.
          5.1 Conditions to Purchasers’ Obligations at the Initial Closing. Purchasers’ obligations to purchase the Shares at a Closing are subject to the satisfaction, at or prior to the date of such Closing, of the following conditions:
               (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof together with the Schedule of Exceptions shall be true and correct as of the date of such Closing with the same force and effect as if they had been made as of the date of such Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.
               (b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements.
               (c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing.
               (d) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.
               (e) Reservation of Conversion Shares. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.
               (f) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the date of such Closing, to the effect that the conditions specified in subsection (a) of this Section 5.1 have been satisfied.
               (g) Secretary’s Certificate. Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Restated Charter as in effect at the time of the Initial Closing, (ii) the Company’s Bylaws as in effect at the time of the Initial Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s stockholders authorizing the filing of the Restated Charter, and (v) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before such Closing.
               (h) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by the parties thereto.
               (i) Co-Sale Agreement. The Co-Sale Agreement shall have been executed and delivered by the parties thereto. The stock certificates representing the outstanding shares subject to the Co-Sale Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Co-Sale Agreement.
               (j) Voting Agreement. The Voting Agreement shall have been executed and delivered by the parties thereto. The stock certificates representing the outstanding shares subject to the Voting Agreement shall have been delivered to the Secretary of the Company and shall have had appropriate legends placed upon them to reflect the restrictions on transfer set forth in the Voting Agreement.
               (k) Board of Directors. Upon the Initial Closing, the authorized size of the Board of Directors of the Company shall be eight members and the Board shall consist of Stephen Turner, Susan Siegel, William Ericson, Hugh Martin, Brook Byers, Michael Hunkapiller, David Singer and Randy Livingston.
               (l) Legal Opinion. Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Initial Closing, in substantially the form attached hereto as Exhibit F.
               (m) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
     5.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:
               (a) Representations and Warranties True. The representations and warranties in Section 4 made by those Purchasers acquiring Shares hereof shall be true and correct at the date of the Initial Closing or the Subsequent Closing, as applicable, with the same force and effect as if they had been made on and as of said date.

               (b) Performance of Obligations. Such Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchasers on or before the applicable Closing.
               (c) Filing of Restated Charter. The Restated Charter shall have been filed with the Secretary of State of the State of Delaware.
               (d) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by Purchasers.
               (e) Co-Sale Agreement. The Co-Sale Agreement shall have been executed and delivered by the parties thereto.
               (f) Voting Agreement. The Voting Agreement shall have been executed and delivered by the parties thereto.
               (g) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements.
     6. MISCELLANEOUS.
               6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof.
               6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Purchasers, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Purchasers or any of their representatives.
               6.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the parties hereto and their respective successors, assigns, heirs, executors and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Shares specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such Shares in its records as the absolute owner and holder of such Shares for all purposes.

          6.4 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of the Agreement and the Related Agreements.
          6.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
          6.6 Amendment and Waiver.
               (a) Except as otherwise expressly provided for in Section 2.1(b), this Agreement may be amended or modified only upon the written consent of the Company and holders of a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).
               (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of a majority of the then outstanding Shares (treated as if converted and including any Conversion Shares into which the then outstanding Shares have been converted that have not been sold to the public).
          6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Restated Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Restated Charter or any waiver on such party’s part of any provisions or conditions of the Agreement, the Related Agreements, or the Restated Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Restated Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
          6.8 Waiver of Conflicts. Each party to this Agreement acknowledges that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more

Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that WSGR inform the parties hereunder of this representation and obtain their consent. WSGR has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, WSGR has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to WSGR’s representation of the Company in the Financing.
     [...***...].
          6.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on Exhibit A attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.
          6.10 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall, at the Closing, reimburse the reasonable fees and expenses of legal
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counsel to the Purchasers, up to a total of $[...***...], allocated as follows: (i) up to a total of $[...***...] for other Purchasers, and (ii) up to a total of $[...***...] for the lead Purchaser.
          6.11 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
          6.12 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
          6.14 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.
          6.15 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.
          6.16 Rights of Purchasers. Each Purchaser, in its sole and absolute discretion, may exercise or refrain from exercising any rights or privileges that such Purchaser may have pursuant to this Agreement, the Related Agreements, the Restated Charter, the Company’s Bylaws or at law or in equity, and such Purchaser shall not incur or be subject to any liability or obligation, any other Purchaser or holder of Shares, any other stockholder or securityholder of the Company or any other person, by reason of exercising or refraining from exercising any such rights or privileges, provided, however that this provision shall not relieve any Purchaser of their voting obligations pursuant to the Voting Agreement.
          6.17 No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than
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the purchase of the Shares as set forth in Section 1.2 and subject to the conditions set forth in Section 5.1. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or prior to the date hereof shall have created an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Absent a written agreement to the contrary, signed by such Purchaser, such Purchaser shall have the right in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
          6.18 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
          6.19 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION OR IN THE ABSENCE OF AN EXEMPTION FROM SUCH QUALIFICATION IS UNLAWFUL. PRIOR TO ACCEPTANCE OF SUCH CONSIDERATION BY THE COMPANY, THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN EXEMPTION FROM SUCH QUALIFICATION BEING AVAILABLE.
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     IN WITNESS WHEREOF, the parties hereto have executed the SERIES F PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY: PACIFIC BIOSCIENCES OF CALIFORNIA, INC.
By:	/s/ Hugh Martin
Name:	Hugh Martin
Title:	Chief Executive Officer

Address:	1505 Adams Drive Menlo Park, CA 94025

     IN WITNESS WHEREOF, the parties hereto have executed the SERIES F PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS: GEN-PROBE INCORPORATED
By:	/s/ Eric Tardif
Name:	Eric Tardif
Title:	SVP, Corporate Strategy